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                             FPA FUND DISTRIBUTORS, INC.
    11400 WEST OLYMPIC BOULEVARD - SUITE 1200 - LOS ANGELES, CALIFORNIA 90064
                                   800-982-4372


                       SELLING GROUP AGREEMENT FOR FPA FUNDS



Gentlemen:

          As the general distributor and agent for FPA Funds (herinafter referred to as the "Fund" or collectively as the "Funds"), we invite you to become a member of the Selling Group to distribute the shares of the Funds on the following terms:

          1. Orders for shares received from you and accepted by us will only be at the public offering price applicable to each order as established by and determined in accordance with the then effective Prospectus of the Funds. All orders are subject to acceptance by us and both we and the Funds reserve the right in our sole discretion to reject any order. The Funds also reserve the right to withhold or withdraw shares from sale temporarily or permanently. The minimum purchase is as expressed in the applicable current prospectus and no order for less than such amount will be accepted.
          2. As members of the Selling Group, you will be allowed a discount from the regular offering price in accordance with the Commission Schedule in effect at the time of the order. The Commission Schedule may be amended from time to time in our sole discretion. A description of the current Commission Schedule and policies is attached hereto and is effective as of the date hereof. In the event the Commission Schedule and policies are amended, we will promptly notify you of the change.
          3. The Funds encourage reinvestment of dividends and capital gain distributions without sales charge, and no commission or compensation shall be paid to you on account of any such reinvestment.
          4. If any shares are repurchased by the Funds or by us, or are tendered for redemption within seven business days after confirmation by us of the original purchase order from you for such securities, you shall forthwith refund to us (or forfeit) the full concession allowed to you on the original sale, which (when received) is to be paid forthwith by us to the Funds with our share of the sales charge on the original sale by us. We will notify you of such repurchase or redemption within ten days of the date on which a request for redemption or certificates for such securities are delivered to us or the Funds.
          5. We reserve the right to cancel this Agreement at any time, without notice, if any shares are offered for sale by you at less than the regular offering price as determined by or for the Funds.
          6. We generally are authorized on behalf of the Funds to repurchase from you shares of the Funds offered by your customers for repurchase.
Orders for such repurchase price are determined in the manner described in the then effective Prospectus of the Funds.
          7. We will be pleased to furnish you, without charge, reasonable quantities of the prospectuses, shareholders reports, application forms and other sales material or supplemental literature issued or prepared by us or the Funds from time to time.
          8. As a member of the Selling Group, you act as principal and are not employed by us as broker, agent or employee; you are not authorized to act for us nor to make any representations in our behalf; and in purchasing or selling shares hereunder, you are entitled to rely only upon the information contained in the then current propsectuses of the Funds. You shall forward to whom any offer or sale of shares of the Funds is made, at or prior to the time of such offer or sale, a copy of the then current prospectus with respect to such shares. In the offer and sale of shares of the Funds you shall not use any prospectus or supplemental literature not approved in writing by the Funds or the Distributor. No person is authorized to make any representations concerning shares of the Funds except those contained in the current prospectus of the Funds as amended or supplemented. You also agree that every effort shall be made by you to place orders on an investment basis.
          9. Shares purchased shall be delivered or deposited by the Funds only against receipt by the Funds of the purchase price in collected clearing house funds, as specified from time to time by the Funds, subject to deduction

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for your discount and our commission on such sale.  If payment for the shares purchased is not received within three days after confirmation of your order, the sale may be cancelled forthwith by us or the Funds, without any responsibility or liability on our part or on the part of the Funds. At our option, we may sell the shares ordered back to the Funds, in which case we may hold you responsible for any loss, including loss of profit suffered by us, resulting from your failure to make payment as aforesaid.
          10. We shall have no responsibility for the qualification of shares for sale under the laws regulating the sale of securities in any jurisdiction, and shall not in any event be liable or responsible (except for liabilities arising under the Securities Act of 1933) for the issue, form, validity, enforceability or value of shares, nor for any matter in connection therewith. No obligation not expressly assumed by us in this Agreement shall be implied therefrom. You agree to sell shares of the Funds only in states in which you are authorized to sell such shares and in which such shares are qualified for sale.
          11. Each party to this Agreement represents that it is (and will continue to be during the life of the Agreement) a member in good standing of the National Association of Securities Dealers, Inc., and agrees to abide by the Rules of Fair Practice of the Association. This Agreement shall be construed to include among its terms each of the provisions required by
Section 26 of the said Rules of Fair Practice to be set forth in a sales agreement, and each party agrees to be bound by such provisions. You also represent that you are a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations. You agree to notify us immediately if you cease to be so registered or licensed or a member in good standing of the Association.
          12. Either party hereto may cancel this Agreement by written notice to the other.
          13. This agreement shall be binding upon receipt by us in Los Angeles, California, of a duplicate copy duly accepted and signed by you, and shall be construed in accordance with the laws of the State of California.

Dated:                     19
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                                        FPA FUND DISTRIBUTORS, INC.

                                        By
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          The undersigned accepts your invitation to become a member of the
Selling Group and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of prospectuses for use in connection with this offering.

Dated:                    19
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                                        (Dealer)
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                                        By (Signature)
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                                        Print Name
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                                        Title
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                                        Address
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                                        Phone (    )
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                                        CRD#
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Please return signed copies to:

FPA FUND DISTRIBUTORS, INC.
Mutual Fund Administration
11400 West Olympic Boulevard, Suite 1200
Los Angeles, California 90064